Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements of Action Products International, Inc. (i) on Form S-8 for the registration of 1,400,000 shares of its common stock issuable pursuant to its 1996 Stock Option Plan (SEC File Number 333-76675), (ii) on Form S-3 for the registration of 3,272,092 shares of its common stock underlying common stock purchase warrants (SEC File Number 333-106713), and (iii) on Form S-3 for the registration of 5,197,185 shares of its common stock underlying common stock purchase warrants (SEC File Number 333-135078), and the related respective prospectuses therein, of our report dated March 27, 2008, with respect to the financial statements of Action Products International, Inc. and subsidiary included in this Annual Report on Form 10-KSB for the year ended December 31, 2007.

/s/ MOORE STEPHENS LOVELACE, P.A. –
MOORE STEPHENS LOVELACE, P.A.
CERTIFIED PUBLIC ACCOUNTANTS
Orlando, Florida
March 27, 2008